Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 29, 2016 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Brooks Automation Inc.'s Annual Report on Form 10‑K for the year ended September 30, 2016.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2017